UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2008

QUIDEL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

10165 McKellar Court
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:         (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 27, 2008, the board of directors of Quidel Corporation (the “Company”), upon the recommendation of its compensation committee, approved the following compensation matters for Caren L. Mason, the Company’s President and Chief Executive Officer: (i) a three percent increase in Ms. Mason’s annual base salary from $468,000 to $482,040, effective March 3, 2008; (ii) payout of a cash bonus of $163,800 per the terms of the Company’s 2007 short-term cash incentive plan; and (iii) payout of $480,000 per the terms of the long-term incentive bonus program (“LTIB”) under Ms. Mason’s employment agreement with the Company.  Pursuant to the terms of Ms. Mason’s employment agreement, the LTIB provides for a cash performance bonus to be paid at the end of the three-year cycle, commencing on January 1, 2005 and ending on December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008
QUIDEL CORPORATION

	By:	John M. Radak
	Name:	John M. Radak
	Its:	Chief Financial Officer